                                                                   EXHIBIT 10.11

                         SERIES D CONVERTIBLE NON-VOTING
                       PREFERRED STOCK PURCHASE AGREEMENT

                                  by and among

                                 DEJA NEWS, INC.

                                       and

                    THE PURCHASERS NAMED ON SCHEDULE I HERETO

                            Dated as of May 13, 1999

                                TABLE OF CONTENTS

1.    Authorization and Sale of Shares.......................................1
      1A.   Authorization....................................................1
      1B.   Sale of Shares...................................................1
      1C.   Separate Sales...................................................2
      1D.   Use of Proceeds..................................................2

2.    The Closing; Delivery of Shares; Closing Conditions....................2
      2A.   The Closing......................................................2
      2B.   Delivery of Shares and Purchase Price............................2
      2C.   Conditions to the Obligations of the Purchasers..................2
      2D.   Condition to the Obligations of the Company......................4

3.    Representations and Warranties of the Company..........................4
      3A.   Organization.....................................................4
      3B.   Capitalization and Ownership.....................................5
      3C.   No Subsidiaries..................................................6
      3D.   Authorization and Enforceability.................................6
      3E.   Valid Issuance...................................................6
      3F.   No Violation of Laws or Agreement................................7
      3G.   No Undisclosed Liabilities.......................................7
      3H.   No Pending Litigation or Proceedings.............................7
      3I.   Consents.........................................................7
      3J.   Transactions with Related Parties................................7
      3K.   Compensation Arrangements; Officers and Directors................8
      3L.   Employee Benefit Plans...........................................8
      3M.   Brokerage........................................................8
      3N.   Financial Statements.............................................8
      3O.   Business Carried on in Ordinary Course...........................9
      3P.   Absence of Unusual Transactions..................................9
      3Q.   Minute Books and Corporate Records..............................10
      3R.   Accuracy of Books and Records...................................10
      3S.   No Guarantees, etc..............................................10
      3T.   Employment Matters..............................................10
      3U.   Title to Property...............................................11
      3V.   Material Contracts..............................................11
      3W.   Tax and Government Returns......................................11
      3X.   Compliance with Applicable Laws, etc............................12
      3Y.   Intellectual Property Rights....................................12
      3Z.   Obligations of Management.......................................14
      3AA.  Registration Rights; Rights of First Refusal; Preemptive
            Rights..........................................................14

4.    Representations and Warranties of the Purchasers......................15
      4A.   Investment......................................................15

      4B.   Authority.......................................................16
      4C.   Accredited Investor.............................................16
      4D.   Access to Data..................................................16
      4E.   Brokerage.......................................................16

5.    [Intentionally omitted.]..............................................16

6.    [Intentionally omitted.]..............................................16

7.    [Intentionally omitted.]..............................................16

8.    Transfer of Shares....................................................16
      8A.   Restrictions....................................................16
      8B.   Requirements for Transfer.......................................16
      8C.   Rule 144A Information...........................................17

9.    Certain Definitions...................................................17

10.   Miscellaneous.........................................................18
      10A.  Successors and Assigns..........................................18
      10B.  Confidentiality.................................................18
      10C.  Survival of Representations and Warranties......................18
      10D.  Expenses.  The Company agrees to pay and hold the
      Purchasers and holders of the Shares harmless from liability for the payment of:.......................................................19
      10E.  Notices.........................................................20
      10F.  Entire Agreement................................................21
      10G.  Amendments and Waivers..........................................21
      10H.  Counterparts....................................................21
      10I.  Headings........................................................21
      10J.  Severability....................................................21
      10K.  Governing Law...................................................21
      10L.  Further Assurances..............................................21
      10M.  Indemnification.................................................21
      10N.  Understanding Among Purchasers..................................22
      10O.  Preemptive Rights...............................................22
      10P.  Mutual Waiver of Jury Trial.....................................22
      .  THE COMPANY AND EACH OF THE PARTIES HERETO HEREBY WAIVE THE
      RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON,
      ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT,
      WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.....................22

INDEX TO SCHEDULES

Schedule I     Schedule of Purchasers
Schedule II    Deja News, Inc. Disclosure Schedule

INDEX TO EXHIBITS

Exhibit A      Form of Fifth Amended and Restated Articles of Incorporation
Exhibit B      Form of Opinion of Counsel to Company
Exhibit C      Form of Third Amended and Restated Shareholders and Voting
               Agreement
Exhibit D      Form of Second Amended and Restated Investors' Rights Agreement
Exhibit E      Form of Promotion Agreement

                         SERIES D CONVERTIBLE NON-VOTING
                       PREFERRED STOCK PURCHASE AGREEMENT

            THIS SERIES D CONVERTIBLE NON-VOTING PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") dated as of May 13, 1999 is entered into by and among Deja News, Inc., a Texas corporation (the "Company"), and the persons listed on Schedule I hereto (each, a "Purchaser" and collectively, the "Purchasers").

                                R E C I T A L S:

            WHEREAS, the Company desires to sell, and the Purchasers desire to purchase, shares of the Company's Series D Convertible Non-Voting Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock"); and

            WHEREAS, the Company and the Purchasers desire to set forth certain agreements and certain terms and conditions regarding the sale and purchase of the Series D Preferred Stock and the relationship between the Company and the Purchasers;

                               A G R E E M E N T:

            NOW, THEREFORE, in consideration of the foregoing premises, the respective representations, warranties and covenants contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Authorization and Sale of Shares.

            1A. Authorization. The Company has, or before the Closing (as defined in Section 2A) will have, duly authorized the issuance and sale, pursuant to the terms of this Agreement, of 6,925,208 shares of its Series D Preferred Stock having the rights, restrictions, privileges and preferences set forth in the Company's Fifth Amended and Restated Articles of Incorporation, the form of which is attached as Exhibit A (the "Restated Articles"). The Company has, or before the Closing (as defined in Section 2A) will have, adopted and filed the Restated Articles with the Secretary of State of the State of Texas.

            1B. Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing the Company will issue and sell to the Purchasers listed on Schedule I, and the Purchasers listed on Schedule I, severally and not jointly or jointly and severally will purchase from the Company, an aggregate of up to 6,925,208 shares of Series D Preferred Stock at a purchase price of $3.61 per share, with each such Purchaser purchasing the number of shares of Series D Preferred Stock set forth opposite such Purchaser's name on Schedule I hereto. The shares of Series D Preferred Stock being sold under this Agreement and, unless the context otherwise requires, the shares of Common Stock issued or issuable upon the conversion of such shares of Series D Preferred Stock are referred to as the "Shares."

            1C. Separate Sales. The Company's agreement with each Purchaser is a separate agreement, the sale of Shares to each Purchaser is a separate sale and each Purchaser's obligation hereunder is several (and not joint or joint and several).

            1D. Use of Proceeds. The Company may use the proceeds from the sale of the Shares for working capital and general corporate purposes, in addition to such other purposes as the Company's Board of Directors may hereafter approve.

      2. The Closing; Delivery of Shares; Closing Conditions.

            2A. The Closing. Subject to the satisfaction of the conditions set forth herein, the closing of the issuance, sale and purchase of the Shares under
Section 1B of this Agreement (the "Closing") shall take place on May 13, 1999 at 10:00 a.m., New York time, at the offices of the Company at 37 Fifth Avenue, 6th Floor, New York, New York, 10016 or at such other place and time as the Company and the Purchasers may specify in writing.

            2B. Delivery of Shares and Purchase Price. At the Closing, the Company will deliver to each Purchaser of Shares a certificate in the name of such Purchaser for the number of Shares being purchased by such Purchaser at the Closing, against payment to the Company of the purchase price for such Shares, by wire transfer, check, cancellation of indebtedness, any combination of the foregoing, or other method acceptable to the Company and the Purchasers who will purchase Shares at the Closing. It is understood and agreed that the purchase price for the Shares being purchased by that certain Purchaser, the National Broadcasting Company, Inc. a Delaware corporation ("NBC"), will be the execution and delivery of the Promotion Agreement (as defined below) as provided in
Section 2D(ii) below.

            2C. Conditions to the Obligations of the Purchasers. The obligation of each of the Purchasers to purchase Shares at the Closing is subject to the fulfillment or the waiver by such Purchaser of each of the following conditions on or before the Closing:

                  (i) Accuracy of Representations and Warranties. Each representation and warranty of the Company contained in part 3 shall be true on and as of the Closing with the same effect as though such representation and warranty had been made on and as of the date of the Closing.

                  (ii) Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement and the Ancillary Agreements (as defined in subsection (iv) below) required to be performed or complied with by the Company prior to or at the Closing.

                  (iii) Opinion of Counsel. Each Purchaser shall have received an opinion from Brobeck, Phleger & Harrison LLP, counsel for the Company, dated the date of the Closing addressed to the Purchasers purchasing Shares at the Closing, and satisfactory in form and substance to the Purchasers and their special counsel, substantially in the form attached as Exhibit B hereto.

                  (iv) Ancillary Agreements.

                        (A) The Third Amended and Restated Shareholders and Voting Agreement attached hereto as Exhibit C (the "Shareholders Agreement") shall have been executed and delivered by the Company, Investors (as that term is defined in the Shareholders Agreement) holding at least 66 2/3% of the outstanding shares of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively on an as-converted basis), Steven G. Madere and Monica M. Flores. All such actions shall have been taken by the Company and the Common Shareholders (as defined in the Shareholders Agreement) as may be necessary to elect a Board of Directors of the Company (as defined in the Shareholders Agreement), effective immediately following the Closing, in accordance with the Shareholders Agreement.

                        (B) The Second Amended and Restated Investors' Rights Agreement attached hereto as Exhibit D (the "Investors' Rights Agreement," and together with the Shareholders Agreement, the "Ancillary Agreements") shall have tbeen executed and delivered by the Company, Investors (as that term is defined in the Investors' Rights Agreement) holding at least 66 2/3% of the outstanding shares of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively on an as-converted basis), Steven G. Madere and Monica M. Flores.

                  (v) Certificates and Documents. The Company shall have delivered to special counsel to the Purchasers:

                        (A) the Restated Articles certified by the Secretary of State of the State of Texas;

                        (B) certificates, as of the most recent practicable dates (in any event within 10 days of the date of the Closing), as to the corporate existence and good standing of the Company issued by the Secretary of State of Texas and the Comptroller of Public Accounts of Texas, respectively;

                        (C) Bylaws, as amended, of the Company, certified by its Secretary as of the date of the Closing;

                        (D) resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, certified by the Secretary of the Company as of the date of the Closing; and

                        (E) such other documents relating to the transactions contemplated in this Agreement and the Ancillary Agreements as any Purchaser may reasonably request.

                  (vi) Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, executed by the chief executive officer of the Company, dated the date of the Closing, certifying to the fulfillment of the conditions specified in paragraphs 2C(i), (ii), (iv) and (v).

                  (vii) Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

            2D. Condition to the Obligations of the Company. The obligations of the Company to issue and sell the Shares to the Purchasers at the Closing are subject to fulfillment, or the waiver by the Company, of each of the following conditions on or before the Closing:

                  (i) Accuracy of Representations and Warranties. The representations and warranties of the Purchasers contained in part 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  (ii) Execution of Promotion Agreement. The Promotion Agreement, the form of which is attached as Exhibit E hereto (the "Promotion Agreement") shall have been executed and delivered by the Company and NBC and shall be in full force and effect without modification.

                  (iii) Purchase Price. Each Purchaser shall have tendered at the Closing full consideration for the cash purchase price of the Shares to be purchased by such Purchaser (other than NBC which shall have executed and delivered the Promotion Agreement).

                  (iv) Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and all documents, and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

      3. Representations and Warranties of the Company. As a material inducement to each Purchaser to enter into this Agreement and to purchase Shares, the Company represents and warrants to each Purchaser as of the date hereof and as of the date of the Closing that, except as set forth on the Disclosure Schedule attached as Schedule II hereto and delivered concurrently herewith:

            3A. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which the location or nature of its property or the character of its business makes such qualification necessary, except where the failure to be so qualified would not materially adversely affect the business, financial condition, prospects, properties or results of operations of the Company. The Company has all requisite power and authority to own or lease its properties and assets as now owned or leased and to carry on its business as and where now being conducted and to consummate the transactions contemplated hereby. The copy of the Company's bylaws, as amended to date, which has been delivered to Purchasers is correct and complete, and such bylaws are in full force and effect. The Restated Articles, as certified by the Secretary of State of the State of Texas, a copy of which has been delivered to Purchasers, are correct and complete and are, or will be prior to Closing, in full force and effect. There are no proceedings pending or contemplated for the dissolution of the Company.

            3B. Capitalization and Ownership.

                  (i) Capital Stock. The Company's authorized capital stock consists solely of the following:

                        (A) Common Stock. 100,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), 14,993,203 shares of which are currently outstanding and none of which are held in its treasury. The Company has reserved (1) 11,500,000 shares of Common Stock for issuance pursuant to the exercise of options issued or issuable under the Company's 1997 Stock Option/Stock Issuance Plan (the "1997 Plan"); (2) 5,182,667 shares of Common Stock for issuance upon conversion of Series A Preferred Stock (as defined below); (3) 16,822,921 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock (including shares issuable upon exercise of the Imperial Bank Warrants (as defined below)); (4) 194,350 shares of Common Stock for issuance upon the exercise of the MedVen Warrant (as defined below); (5) 4,166,668 shares of Common Stock for issuance upon the exercise of the warrants held by holders of Series B Preferred Stock dated November 14, 1997 (the "Series B Warrants"); (6) 9,142,388 shares of Common Stock for issuance upon conversion of Series C Preferred Stock (as defined below); and (7) 6,925,208 shares of Common Stock for issuance upon conversion of Series D Preferred Stock.

                        (B) Preferred Stock. 36,777,517 shares of Preferred Stock, par value $0.001 per share, of which (1) 3,887,000 have been designated as "Series A Convertible Non-Voting Preferred Stock" (the "Series A Preferred Stock") and all of which are issued and outstanding, (2) 16,822,921 have been designated as "Series B Convertible Non-Voting Preferred Stock" (the "Series B Preferred Stock"), 16,666,671 of which are issued and outstanding, and 156,250 shares of which have been reserved for issuance upon the exercise of the Imperial Bank Warrant (as defined below), (3) 9,142,388 have been designated "Series C Convertible Non-Voting Preferred Stock (the "Series C Preferred Stock") and all of which are issued and outstanding, and (4) 6,925,208 have been, or will be prior to the Closing, designated as Series D Preferred Stock, none of which are issued and outstanding.

                  (ii) Prior Issuances. All of such outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding binding upon the Company, and were issued in compliance with all applicable federal and state securities, or "blue-sky," laws and regulations.

                  (iii) Options; Warrants. There are no outstanding options, warrants, rights, agreements, calls, commitments or demands of any character relating to the capital stock of the Company and no securities convertible into or exchangeable for any of such capital stock other than (A) options to purchase up to 11,500,000 shares of Common Stock which have been granted or are available for grant pursuant to the 1997 Plan; (B) that certain warrants dated as of

December 2, 1997 granted to MedVen Development Corporation (the "MedVen Warrant"), to purchase up to 194,350 shares of Common Stock at a price of $0.60 per share; (C) a warrant to purchase up to 156,250 shares of Series B Preferred Stock at a price of $0.60 per share granted to Imperial Bank dated October 15, 1997 (the "Imperial Bank Warrant"); (D) the Series B Warrants; (E) the preemptive rights under the Investors' Rights Agreement; and (F) the rights under the Shareholders Agreement.

                  (iv) No Redemptions. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein.

                  (v) Shareholders. The current registered and beneficial shareholders of the Company are as set forth in Schedule 3B of Schedule II.

                  (vi) Voting Agreements. Except for (A) that certain Deja News 1995 Voting Trust Agreement dated November 1, 1995 by and among the Company and the Subscribers (as that term is defined therein) (the "Voting Trust") and (B) the Shareholders Agreement, there are no voting trusts, stockholders agreements, transfer arrangements, proxies or other agreements in effect with respect to voting, transfer or other disposition of the shares of capital stock of the Company.

            3C. No Subsidiaries. The Company does not directly or indirectly own any stock of, or any other interest in, any other corporation or business entity.

            3D. Authorization and Enforceability. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding or action in equity or at law) and (ii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities law. The issuance, sale and delivery of the Shares in accordance with this Agreement, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such Shares have been duly reserved for issuance.

            3E. Valid Issuance. The shares of Series D Preferred Stock when so issued, sold and delivered at Closing against payment therefor in accordance with the provisions of this Agreement, the shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock, when issued upon such conversion in accordance with the Restated Articles, will be duly and validly issued, fully paid and non-assessable. Upon delivery to the Purchasers at the Closing of certificates representing the Shares in accordance herewith, the Purchasers will acquire good and valid title to such Shares, free and clear of all liens, claims, security interests, pledges, charges, preemptive rights, rights of first refusal and options.

            3F. No Violation of Laws or Agreement. The execution and delivery of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and the compliance with the terms, conditions and provisions of this Agreement and the Ancillary Agreements by the Company will not (i) contravene any provision of the Restated Articles or the Company's bylaws, as amended through the date hereof;
(ii) conflict with or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it or any of its assets may be bound or affected, or any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation; (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the Company's assets or give to others any interests or rights therein; (iv) result in the maturation or acceleration of any liability or obligation of the Company or give others the right to cause such a maturation or acceleration; or
(v) result in the termination of or loss of any material right (or give others the right to cause such a termination or loss) under any agreement or contract to which the Company is a party or by which it may be bound.

            3G. No Undisclosed Liabilities. The Company has no material liability or obligation of any nature, whether due or to become due, absolute, contingent or otherwise, including liabilities for or in respect of federal, state and local taxes and any interest or penalties relating thereto, except liabilities incurred in the ordinary course of business and fully reflected as liabilities on the Financial Statements (as defined below).

            3H. No Pending Litigation or Proceedings. There are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company or any of its assets or affecting its issued capital or the Shares, at law or in equity, by or before any court or governmental department, agency or instrumentality. There are no outstanding judgments or decrees or orders of any court or any governmental or administrative agency against or affecting the Company, or any of its assets or businesses, or affecting the Shares. The Company has not initiated and does not currently intend to initiate any actions, suits or proceedings.

            3I. Consents. Except (i) the filing of the Restated Articles with the Secretary of State of the State of Texas, (ii) filings required or permitted pursuant to federal or state securities laws which have been filed prior to Closing or will be filed in due course after the Closing, (iii) consents or approvals of the holders of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock and Common Stock which are required to amend and restate the Ancillary Agreements and the Restated Articles, each of which has been obtained, no consent, approval or authorization of, or registration or filing with, any persons including any governmental authority or other regulatory agency, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            3J. Transactions with Related Parties. Since July 14, 1998, no Affiliate (as defined in Section 9) of the Company or any person related to the Company, including any director, officer and/or shareholder or any immediate family member of, or corporation affiliated with (excluding the portfolio corporations in which Austin Ventures, Prime New Ventures or affiliates of Purchasers, as each is defined in part 9 below, have invested), the foregoing:

                  (i) has borrowed money or loaned money to the Company which has not been repaid;

                  (ii) has any contractual or other claim, express or implied, of any kind whatsoever against the Company;

                  (iii) has been party, to any other transaction with the Company other than the payment of compensation and the provision of employee benefits, as set forth on Schedule 3L to Schedule II, and the reimbursement of expenses or the grant of options under the 1997 Plan.

            3K. Compensation Arrangements; Officers and Directors. Schedule 3K to Schedule II sets forth the following information:

                  (i) the names and current annual compensation, including any bonus, if applicable, of all present officers and employees of the Company whose current annual salary, including any promised, expected or customary bonus, equals or exceeds $100,000, together with a statement of the full amount of all remuneration paid by the Company to each such person and to any director of the Company as of March 31, 1999;

                  (ii) a complete list of all holders of issued and outstanding options under the 1997 Plan; and

                  (iii) the names and titles of all directors and officers of the Company and of each trustee, fiduciary or plan administrator or each employee benefit plan of the Company.

            3L. Employee Benefit Plans. The only employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), welfare benefit plans (as defined in Section 3(l) of ERISA), bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive or other compensation plan or arrangements and other material employee fringe benefit plans presently maintained by or contributed to by the Company, are those listed in Schedule 3L to Schedule II (the "Benefit Plans"), a true and complete copy of each of which has been furnished to Purchasers.

            3M. Brokerage. The Company has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

            3N. Financial Statements. The Company's Financial Statements (as defined below) have been prepared in accordance with generally accepted accounting principles, consistently applied during the respective periods indicated thereon, except that the Financial Statements for the three months ended March 31, 1999 do not contain all of the footnotes which may be required by generally accepted accounting principles. The Financial Statements are complete and correct in all material respects, are in accordance with the books and records of the Company and present fairly the financial condition of the Company and:

                  (i) all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Company as of the periods covered thereby; and

                  (ii) the sales, earnings and results of operations of the Company for the periods covered thereby.

            "Financial Statements" as used in this Agreement means the audited financial statements of the Company for the year ended December 31, 1998 (the "Balance Sheet Date") and the unaudited financial statements of the Company for the three months ended March 31, 1999, consisting in each case of the balance sheet of the Company and the accompanying statements of operations, for the periods indicated thereon, true copies of which are attached to Schedule 3N to
Schedule III.

            3O. Business Carried on in Ordinary Course. The business has been carried on in the ordinary course since the Balance Sheet Date and the Company has not, since the Balance Sheet Date, sold or otherwise disposed of any of its assets except in the ordinary course of business. Since the Balance Sheet Date there has been no (i) change in the business, operations, affairs or condition of the Company, financial or otherwise, or arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor problem, flood, drought, riot, storm, act of God or otherwise, except changes occurring in the ordinary course of business and which, in the aggregate, have not materially adversely affected and will not materially adversely affect the business, operations, affairs or financial condition of the Company or (ii) material adverse change in the financial condition, operating results, assets, liabilities, business or operations of the Company.

            3P. Absence of Unusual Transactions. Since the Balance Sheet Date, the Company has not:

                  (i) transferred, assigned, sold or otherwise disposed of any of the Company's assets shown in the balance sheet contained in the Financial Statements except in the ordinary and usual course of business;

                  (ii) except as disclosed in the Financial Statements suffered an operating loss or any extraordinary loss, or waived any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of business where such loss, rights, commitment or transaction is or would be material in relation to the Company or the business, as the case may be;

                  (iii) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of the Company's assets;

                  (iv) declared or paid any dividends;

                  (v) incurred any indebtedness except in the ordinary course of business;

                  (vi) authorized or agreed or otherwise become committed to do any of the foregoing; or

                  (vii) made a change in the accounting methods, practices or policies of the Company, other than in accordance with generally accepted accounting principles.

            3Q. Minute Books and Corporate Records. The corporate records and minute books of the Company contain complete and accurate minutes of all meetings of, and copies of all bylaws and resolutions passed by, the directors and shareholders of the Company since its incorporation; all such meetings were duly called and held, all such bylaws and resolutions were duly passed and the share certificate books, registers of shareholders, registers of transfers, and other corporate registers of the Company are complete and accurate in all material respects. There is in existence neither a shareholders' agreement nor a unanimous shareholders' agreement governing the affairs of the Company or the relationships, rights and duties of its shareholders save and except for the Voting Trust, a complete and correct copy of which has been provided to the Purchasers, which grants to Steven G. Madere the right to vote the Common Stock subject thereto in accordance with the terms of such agreement and the Shareholders Agreement.

            3R. Accuracy of Books and Records. The books and records, financial and otherwise, of the Company fairly and correctly set out and disclose in all material respects the financial position of the Company as of the date hereof and all material financial transactions of the Company have been accurately recorded in such books and records.

            3S. No Guarantees, etc.. The Company is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, corporation or other entity, except in the ordinary course of business.

            3T. Employment Matters.

                  (i) The Company is not a party to any written or oral employment, service, union, pension, deferred profit sharing, benefit, bonus or other similar agreement or arrangement and none of such agreements contains any specific agreement as to notice of termination or severance pay in lieu thereof. The Company is not in arrears in the payment of any contribution or assessment required to be made to any such plan as in effect, whether such payment is deferred, contingent or otherwise. The Company does not have any employees who cannot be dismissed on reasonable notice. To the Company's knowledge, it is not aware of the impending resignation or termination of employment of any officer.

                  (ii) The Company has not made any agreements with any labor union or employee association or made commitments to or conducted negotiations with any labor union or employee association with respect to any future agreements. The Company is not required to recognize any union or employee association representing the employees or any agent having bargaining rights for the employees.

                  (iii) To the Company's knowledge, it is not liable for any damages to any employee or former employee resulting from the violation of any applicable employment law or employment agreement, nor to the Company's knowledge is any employee in violation of any of its past employment agreements. The Company is not presently intending to hire or is not otherwise in negotiation with any potential employee, consultant or other service provider who may be subject to restrictive covenants resulting from any previous employment or engagement nor are any existing employees, consultants or service providers of the Company subject to restrictive covenants resulting from prior employment or engagements with other persons.

            3U. Title to Property. The Company is the owner of all of its property with good and marketable title thereto, free and clear of any mortgage, lien, charge, security interest, adverse claim or other encumbrance whatsoever. The Company neither owns or has any interest in, nor is a party to any agreement to purchase any real property. All facilities, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in normal operating condition and repair and are reasonably fit and able for the purposes for which they are being used.

            3V. Material Contracts. A list of the Company's outstanding agreements, leases, contracts, insurance agreements or commitments, whether written or oral, of any nature or kind whatsoever, which involve the payments or obligations in excess of $100,000, is set forth in Schedule 3V to Schedule II (collectively, the "Material Contracts"). Each Material Contract is a legal, valid, binding an enforceable in accordance with its terms with respect to the Company and, to the knowledge of the Company, any other parties bound thereby, and true and complete copies of each Material Contract have been provided to the Purchasers. The Company is not, nor has the Company given or been given notice that any other party is currently in breach, violation or default or event that, with notice or lapse of time, or both, would conflict with or constitute a breach, violation or default of any Material Contract that would have a material adverse effect on the business, financial condition, operations or property of the Company.

            Except as set forth on Schedule 3V to Schedule III, the Company has not received written notice that any party to any Material Contract intends to cancel, amend or terminate any such agreement.

            3W. Tax and Government Returns. (i) The Company has duly filed in a timely manner all Returns required to be filed by it (including any and all Tax elections available to the Company in relation to such Returns) and all information Returns as to which the nonfiling or late filing could result in interest or penalties, has made complete and accurate disclosure in such Returns and has paid all Taxes shown on such Returns as being due and payable and has also paid all assessments and reassessments and all other Taxes, governmental charges, penalties, interest and fines due and payable by the Company up to the date hereof. The Company has made adequate reserve for the Taxes which are payable during the current fiscal period for which Returns are not yet required to be filed. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of income Tax or the filing of any Return by, or payment of any Tax by, or levying of any governmental charge against, the Company. There are no actions, audits, assessments, reassessments, suits, proceedings, investigations or claims now threatened or pending against the Company in respect of Taxes or any matters under discussion with any governmental authority relating to Taxes or governmental charges asserted by any such authority. The Company has never been the subject of an audit. There are no Tax liens on any assets of the Company, except for Taxes not yet due and payable. To the Company's knowledge, no taxing authority in a jurisdiction where the Company does not file Returns has made a claim, assertion or threat that the Company is or may be subject to taxation by such jurisdiction. The Company has not been a member of a consolidated, combined or unitary group for federal or state income Tax purposes. The Company is not and has not been a party to any Tax sharing agreement. The Company has withheld from each payment made by it the amount of all Taxes and other deductions required to be withheld therefrom and has paid the same to the proper taxing or other authority within the time prescribed under any applicable legislation or regulation. The Company has not filed a consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to collapsible corporations.

            (ii) "Tax", and the correlative term "Taxes", for purposes of this Agreement, means any taxes, assessments, duties, fees, levies, imposts, deductions, withholdings, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gain taxes, or other governmental charges of any nature whatsoever imposed by any government or taxing authority of any country or political subdivision of any country and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, and includes any liability of the Company arising under any tax sharing agreement to which any of them is or has been a party or any liability for Taxes of another person by contract, as a transferee of successor, under Treas. Reg. ss.1.1502-6 or analogous state, local, or foreign law provision, or otherwise. For purposes of this Agreement, "Return" shall mean any report, return, statement, estimate, declaration, notice, form or other information required to be supplied to a taxing authority in connection with Taxes.

            3X. Compliance with Applicable Laws, etc. The Company has conducted and is conducting its business in compliance with all applicable laws (including environmental laws), rules and regulations of each jurisdiction in which its business is carried on and is not in breach of any such laws, rules or regulations and is duly licensed, registered or qualified in each jurisdiction in which the Company owns or leases its assets or carries on the business, except as would not have a material adverse effect, to enable the business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing an none of the same contains any burdensome term, provision, condition or limitation which has or may have a material adverse effect on the operation of the business.

            3Y. Intellectual Property Rights.

                  (i) Schedule 3Y to Schedule II lists and contains a description of all patents, patent applications and registrations, trademarks, trademark applications and registrations, copyrights, copyright applications and registrations, trade names and industrial designs, domestic or foreign, owned or used by the Company or relating to the operation of the business, and all other intellectual property owned or used by the Company or relating to the business other than copies of standard commercial programs available to the general public and properly licensed to the Company by the producer thereof (all of the foregoing being collectively called the "Intellectual Property"). "Company Intellectual Property" means all Intellectual Property, inventions, processors, designs, know-how, trade secrets, computer programs and other proprietary rights which are used, have been used, or are proposed to be used in connection with the business.

                  (ii) The Company has good and valid title to all of the Company Intellectual Property, free and clear of any and all encumbrances, except in the case of any Intellectual Property licensed to the Company. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to the Company have been provided to the Purchasers. No royalty or other fee is required to be paid by the Company to any other person in respect of the use of any of the Intellectual Property except disclosed in Schedule 3Y to Schedule II. The Company has used commercially reasonable efforts to protect its rights in the Intellectual Property. The Company has the exclusive right to use all of the Company Intellectual Property and has not granted any license or other rights to any other person in respect of the Intellectual Property.

                  (iii) Other than the right of a non-assigning party to consent to an assignment of an agreement as provided in such agreement, to the Company's knowledge, there are no restrictions on the ability of the Company or any successor to or assignee from the Company to use and exploit all rights in the Intellectual Property. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of such applications. Each of the trademarks and trade names in the Intellectual Property is in use. None of the rights of the Company in the Intellectual Property will be impaired or affected adversely in any material respect by the transactions contemplated by this Agreement.

                  (iv) To the Company's knowledge, the conduct of the business and the use of the Intellectual Property does not infringe, and the Company has not received any material notice, complaint, threat or claim alleging infringement of, any patent, trademark, trade name, copyright, industrial design, trade secret or other Intellectual Property or proprietary right of any other person, and the conduct of the business does not include any activity which may constitute "passing-off."

                  (v) The Intellectual Property of the Company is, in the opinion of management, sufficient for the Company to carry on its business and the Company does not require any additional Intellectual Property in order to carry on such business.

                  (vi) To the Company's knowledge, no item of Company Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling or charge.

                  (vii) To the Company's knowledge no third party licensor is subject to any order under the United States Bankruptcy Code.

                  (viii) Each current and, to the knowledge of the Company, former employee of the Company has executed the Company's standard form of Proprietary Information and Non-Disclosure Agreement.

                  (ix) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as currently proposed to be conducted or the Company Intellectual Property. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

            3Z. Obligations of Management. Each officer of the Company other than the Chairman of the Board is currently devoting one hundred percent (100%) of such officer's business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company other than the Chairman of the Board planning to work less than full time at the Company in the future.

            3AA. Registration Rights; Rights of First Refusal; Preemptive Rights. Except as required pursuant to the Investors' Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth in the Investors' Rights Agreement, no other person has any right of first offer or preemptive right with respect to issuances by the Company of its equity securities.

            3AB. Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in part 4 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell, or has offered to sell, or will offer to sell, all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act.

            3AC. Disclosure. The representations and warranties of the Company included in this Agreement, the Disclosure Schedule and the Ancillary Agreements are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading. The Company shall not be deemed to have made to any Purchaser any representation or warranty other than as expressly made by the Company in part 3 hereof. Without limiting the generality of the foregoing, and notwithstanding any express representations and warranties made by the Company in part 3 hereof, the Company makes no representation or warranty to any Purchaser with respect to:

                  (i) any projections, estimates or budgets heretofore delivered to or made available to a Purchaser of future revenues, expenses or expenditures or future results of operations, provided such projections, estimates or budgets were made in good faith by the Company and the Company has a reasonable basis therefor; or

                  (ii) except as expressly covered by a representation and warranty contained in part 3 hereof, any other information or documents (financial or otherwise) made available to a Purchaser or its counsel, accountants or advisers with respect to the Company.

            3AD. Year 2000 Compatibility. All of the hardware, firmware, software and computer systems (including hardware, firmware, software and computer systems currently under development) of the Company record, store, process, calculate and present calendar dates falling on and after January 1, 2000, and calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as such hardware, firmware, software and computer systems record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). All of the Company's material hardware, firmware, software and computer systems will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Company's and any of its subsidiary's internal computer systems, including without limitation, its accounting systems, are, to its knowledge after reasonable inquiry, Year 2000 Compliant.

            3AE. Previous Issuances Exempt. Assuming the Investors representations are true and correct, all shares of capital stock and other securities issued by the Company prior to the Closing have been issued in transactions exempt from the registration requirements under the Securities Act and all applicable state securities or "blue sky" laws, and in compliance with all applicable corporate laws. The Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities prior to the Closing. The Company has not offered any of its capital stock, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from the Company, or otherwise approached or negotiated with any other person in respect thereof, in such a manner as to require registration under the Securities Act.

            3AF. Insurance. The Company maintains valid policies of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, workers compensation insurance and insurance against casualty loss, public liability, libel, slander, defamation, advertising injury and other risks. A list of the Company's insurance has been provided to the Purchasers.

      4. Representations and Warranties of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as of date hereof and as of the date of the Closing, as to itself only as follows:

            4A. Investment. Such Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for the disposition thereof. Such Purchaser acknowledges the restrictions on transfer of Shares of the Company set forth in part 8 of this Agreement.

            4B. Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, limited liability company, partnership, trust or other entity represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

            4C. Accredited Investor. Such Purchaser has substantial experience in evaluating the merits and risks of its investment in the Company. Such Purchaser is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

            4D. Access to Data. During the course of this transaction and prior to the Closing, Purchasers have had the opportunity to ask questions of and receive answers from the Company concerning this investment, and the opportunity to obtain any information necessary to verify the financial data and business of the Company.

            4E. Brokerage. No broker, finder, agent or similar intermediary has acted on behalf of such Purchaser in connection with the transactions contemplated by this Agreement and there are no brokerage commissions, finder's fees or similar compensation in connection therewith based on any arrangement or agreement made by or on behalf of such Purchaser.

      5. [Intentionally omitted.]

      6. [Intentionally omitted.]

      7. [Intentionally omitted.]

      8. Transfer of Shares.

            8A. Restrictions. The restrictions on the sale or transfer of Shares set forth in this part 8 shall cease to apply to such Shares (i) upon any sale of such Shares pursuant to the Investors' Rights Agreement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (ii) at such time as such Shares become eligible for sale under Rule 144(k) under the Securities Act.

            8B. Requirements for Transfer.

                  (i) The Shares shall not be sold or transferred unless either
(a) such sale or transfer first shall have been registered under the Securities Act, or (b) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (ii) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (a) a transfer by a Purchaser which is a partnership to a partner of such partnership, or to the estate of any such partner, if the transferee agrees in writing to be subject to the terms of this part 8 and the Shareholders Agreement to the same extent as if such partner were an original Purchaser hereunder, (b) a transfer made in accordance with Rule 144 under the Securities Act, or (c) a transfer by a Purchaser which is a corporation to an affiliate of such corporation, if the transferee agrees in writing to be subject to the terms of this part 8 and the Shareholders Agreement and Investors' Rights Agreement to the same extent as if such affiliate were an original Purchaser hereunder.

                  (iii) Legends. In addition to any other legends which may be required by law or any Ancillary Agreement, each certificate representing Shares shall bear legends substantially in the following form:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

The foregoing legend shall be removed from the certificates representing any Shares at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

            8C. Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). Upon the written request of any Purchaser, the Company shall cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Shares for trading through PORTAL. Purchaser shall take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Shares.

      9. Certain Definitions.

            "Affiliate" means with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and, in the case of an individual, includes any relative or spouse of such person, or any relative of such spouse, who has the same home as such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Austin Ventures" means Austin Ventures IV-A, L.P., Austin Ventures IV-B, L.P., and each of their respective Affiliates.

            "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

            "Subsidiary" means any corporation more than 50% of the outstanding voting securities of which are owned by the Company or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Company or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

            "Prime New Ventures" means Prime Enterprises II, L.P., Enterprises & Transcommunications, L.P., Prime VIII, L.P. and each of their respective Affiliates.

      10. Miscellaneous.

            10A. Successors and Assigns. The rights and obligations of each Purchaser under this Agreement may be assigned by such Purchaser to any Person to which Shares are properly transferred by such Purchaser, and such transferee shall be deemed a Purchaser for purposes of this Agreement, provided that the transferee provides written notice of such assignment to the Company and otherwise complies with all restrictions on transfers.

            10B. Confidentiality. Except as may be necessary in connection with a request by a governmental agency, regulatory or supervisory authority, regulation of any national securities exchange or court of competent jurisdiction or as required by law or any national securities exchange, each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, the Ancillary Agreements or otherwise, or pursuant to visitation or inspection rights granted under the Ancillary Agreements, unless such information is known or until such information becomes known, to the public; provided, however, that a Purchaser may disclose such information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective Purchaser of any Shares from such Purchaser as long as such prospective Purchaser agrees in writing to be bound by the provisions of this paragraph 10B or (iii) to any Affiliate of such Purchaser or to a partner or shareholder of such Purchaser.

            10C. Survival of Representations and Warranties.

                  (i) Company. All representations and warranties of the Company contained in this Agreement or contained in any Ancillary Agreement, certificate or other document delivered or given pursuant to this Agreement shall survive the Closing and, notwithstanding the Closing or any investigation made by or on behalf of the Purchasers with respect thereto, shall continue in full force and effect for the benefit of the Purchasers:

                        (a) for a period of 12 months from the date of the Closing in respect of matters other than those described in clauses (b), (c) or
(d) below;

                        (b) for a period of 18 months from the date of the Closing in respect of matters addressed in Section 3B;

                        (c) except as otherwise provided in (d) below, in respect of matters addressed in Sections 3E and 3W, for the period commencing on the Closing date and ending on the date on which the last applicable limitation period under any applicable income tax legislation expires with respect to any taxation year which is relevant in determining any liability under this Agreement with respect to tax matters; and

                        (d) there shall be no limit on the representations and warranties set forth in Sections 3E or 3W or relating to tax liabilities of the Company based on any misrepresentation made or fraud committed in filing a return or supplying information for purposes of any legislation imposing tax on the Company.

                  (ii) Purchasers. The representations and warranties of the Purchasers contained in this Agreement or in any Ancillary Agreement, certificate or other document delivered or given pursuant to this Agreement shall survive the Closing and, notwithstanding the Closing or any investigation made by or on behalf of the Company, shall continue in full force and effect for the benefit of the Company for a period of 12 months from the date of the Closing and any claim in respect thereof shall be made within such period and upon the expiration of such period the Purchasers shall have no further liability to the Company with respect to any such representations or warranties.

            10D. Expenses. The Company agrees to pay and hold the Purchasers and holders of the Shares harmless from liability for the payment of:

                  (i) the fees and expenses of Fried, Frank, Harris, Shriver & Jacobson, special counsel to certain of the Purchasers arising in connection with the negotiation and execution of this Agreement, the Ancillary Agreements and the Restated Articles and consummation of the transactions contemplated hereby, not to exceed in the aggregate $15,000;

                  (ii) the fees and expenses of Vinson & Elkins, L.L.P., special counsel to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and Cooley Godward LLP, special counsel to Ziff-Davis Inc., arising in connection with the negotiation and execution of this Agreement, the Ancillary Agreements and the Restated Articles and consummation of the transactions contemplated hereby, each not to exceed $2,500;

                  (iii) sales, documentary, stamp and transfer taxes or other similar taxes incurred in connection with the Closing of the transactions contemplated by this Agreement, excluding income taxes, which may be payable with respect to the execution and delivery of this Agreement or the issuance, delivery or acquisition of Shares or upon the conversion of the Shares; and

                  (iv) all costs of the Company's performance of and compliance with this Agreement, the Ancillary Agreements and the Restated Articles.

            10E. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally, by facsimile transmission, by overnight delivery or other courier service, or by first class certified or registered mail, return receipt requested, postage prepaid:

            (i)   if to the Purchasers:

                  At the address set forth below such Purchasers' names on
                  Schedule I hereto.

                  with copies (which shall not constitute notice) to:

                  in the case of Series D Holders:

                  GE Capital Equity Investments, Inc.
                  120 Long Ridge Road
                  Stamford, CT 06927
                  Attn: General Counsel
                  Fax: (203) 357-6489

                  in case of Series A, Series B and Series C Holders:

                  Vinson & Elkins, L.L.P.
                  One American Center, Suite 2700
                  600 Congress Avenue
                  Austin, TX 78701
                  Attn:  William R. Volk, Esq.
                  Fax: (512) 236-3450

            (ii)  if to the Company:

                  Deja News , Inc.
                  437 Fifth Avenue, 6th Floor
                  New York, NY 10016
                  Attn: Mr. Tom Phillips
                        President and Chief Executive Officer
                  Fax: (212) 481-4909

                  with a copy (which shall not constitute notice) to:

                  Brobeck, Phleger & Harrison LLP
                  301 Congress Avenue, Suite 1200
                  Austin, Texas 78701
                  Attn: J. Matthew Lyons, Esq.
                  Fax: (512) 477-5813

            Any party may, by not less than ten days notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

Notice given by personal delivery or courier service shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Notice given by mail shall be effective upon the earlier of actual receipt or 72 hours after having been mailed.

            10F. Entire Agreement. This Agreement, together with the Schedules hereto, the Restated Articles and the Ancillary Agreements, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

            10G. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of 75% of the Shares. Any amendment or waiver effected in accordance with this paragraph 10G shall be binding upon each holder of any Shares, each future holder of all such Shares and the Company so long as such holder or future holder is not affected disproportionately among other holders. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

            10H. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall be one and the same document.

            10I. Headings. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

            10J. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            10K. Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            10L. Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary and appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

            10M. Indemnification. The Company will indemnify each Purchaser and its agents and representatives against, and hold each Purchaser and its agents and representatives harmless from any and all, loss, claim, damage, action, suit, proceeding, deficiency or expense, including any and all out-of-pocket costs, including, without limitation, all reasonable legal and accounting fees relating to, arising from or in connection with any misrepresentation or breach of a warranty, agreement, covenant or obligation of the Company contained in this Agreement, the Ancillary Agreements or the Restated Articles. The obligations of the Company to indemnify the Purchasers set forth in this paragraph 10M shall survive forever, subject only to the provisions of paragraph 10C. Any payment by the Company to a Purchaser pursuant to this Section 10M shall be treated for federal, state, local and foreign Tax purposes as an adjustment to the price paid by such purchaser for the Series D Preferred Stock.

            10N. Understanding Among Purchasers. Each Purchaser acknowledges that it is not relying upon any other Purchaser, or any officer, director, employee, agent, partner or Affiliate of any such other Purchaser, in making its investment or decision to invest in the Company or in monitoring such investment. Each Purchaser agrees that no Purchaser nor any controlling person, officer, director, shareholder, partner, agent or employee of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the Shares. Without limiting the foregoing, no Purchaser (nor any of its Affiliates, officers, directors, shareholders, partners, agents or employees) or other holder of any Shares shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Company or any Subsidiary or their respective properties, business or financial and other affairs, acquired by such Purchaser or holder from the Company or any Subsidiary or the respective officers, directors, employees, agents, representatives, counsel or auditors of either, and in turn provided to another Purchaser or holder, nor shall any such Purchaser (or such other Person) have any obligation or responsibility whatsoever to provide any such information to any other Purchaser (or such other Person) or holder or to continue to provide any such information if any information is provided.

            10O. Preemptive Rights. By its execution hereof, each of Austin Ventures, Prime New Ventures, Internet Capital Group LLC, and Ziff-Davis Inc. hereby acknowledges and agrees that the Shares being offered, or which may be purchased, pursuant to the provisions of Section 1B above (together with the shares of common stock purchased under that certain Stock Purchase Agreement dated of even date herewith, among Steven G. Madere, Monica M. Flores and the purchasers named therein) are in full and final satisfaction of any and all preemptive rights, rights of first offer or other rights to acquire additional shares of the capital stock of the Company in connection with the sale of Shares hereunder.

            10P. Mutual Waiver of Jury Trial. THE COMPANY AND EACH OF THE PARTIES HERETO HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, this Series D Convertible Non-Voting Preferred Stock Purchase Agreement has been executed by the parties hereto as of the date first written above.

                                      COMPANY:

                                      DEJA NEWS, INC.

                                      By: /s/ Tom Phillips
                                          -------------------------------------
                                          Tom Phillips
                                          President and Chief Executive Officer


                                      PURCHASERS:

                                      GE CAPITAL EQUITY INVESTMENTS, INC.

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________


                                      NATIONAL BROADCASTING COMPANY, INC.

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________


                                      COMCAST INTERACTIVE INVESTMENTS, INC.

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                     [SIGNATURE PAGE TO SERIES D CONVERTIBLE
                      NON-VOTING STOCK PURCHASE AGREEMENT]

                             ESSEX PRIVATE PLACEMENT FUND LIMITED
                             PARTNERSHIP

                             By:_______________________________________
                             Name:_____________________________________
                             Title:____________________________________


                             ZIFF-DAVIS INC.

                             By: /s/ Daryl Otte
                                ---------------------------------------
                                Daryl Otte
                                Senior Vice President, Development and Planning


                             INTERNET CAPITAL GROUP, LLC

                             By: /s/ Kenneth A. Fox
                                --------------------------------------
                                   Kenneth A. Fox
                                   Managing Director


                             AUSTIN VENTURES VI, L.P.

                             By: AV Partners VI, L.P., Its General Partner

                             By: /s/ Joseph C. Aragona
                                --------------------------------------
                                   Joseph C. Aragona
                                   General Partner

                     [SIGNATURE PAGE TO SERIES D CONVERTIBLE
                      NON-VOTING STOCK PURCHASE AGREEMENT]

                                       PRIME VIII, L.P.

                                       By:  Prime SKA-I, LLC
                                            Its General Partner

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                     [SIGNATURE PAGE TO SERIES D CONVERTIBLE
                      NON-VOTING STOCK PURCHASE AGREEMENT]

                                       HAMBRECHT & QUIST CALIFORNIA

                                       By:______________________________________
                                       Its:_____________________________________


                                       HAMBRECHT & QUIST EMPLOYEE VENTURE
                                       FUND, L.P. II

                                       By: H&Q VENTURE MANAGEMENT, L.L.C.
                                           Its General Partner

                                       By:______________________________________
                                       Its:_____________________________________


                                       ACCESS TECHNOLOGY PARTNERS, L.P.

                                       By: ACCESS TECHNOLOGY MANAGEMENT, L.L.C.
                                           Its General Partner

                                       By: H&Q VENTURE MANAGEMENT, L.L.C.
                                           Its Managing Member

                                       By:______________________________________
                                       Its:_____________________________________


                                       ACCESS TECHNOLOGY PARTNERS BROKERS
                                       FUND, L.P.

                                       By: H&Q VENTURE MANAGEMENT, L.L.C.
                                           Its General Partner

                                       By:______________________________________
                                       Its:_____________________________________

                     [SIGNATURE PAGE TO SERIES D CONVERTIBLE
                      NON-VOTING STOCK PURCHASE AGREEMENT]

                                       _________________________________________

                                       Printed Name:____________________________


                                       _________________________________________

                                       Printed Name:____________________________


                                       _________________________________________

                                       Printed Name:____________________________


                                       _________________________________________

                                       Printed Name:____________________________

                     [SIGNATURE PAGE TO SERIES D CONVERTIBLE
                      NON-VOTING STOCK PURCHASE AGREEMENT]

                     [SIGNATURE PAGE TO SERIES D CONVERTIBLE
                      NON-VOTING STOCK PURCHASE AGREEMENT]

                                   SCHEDULE I

                             SCHEDULE OF PURCHASERS

                                            Number of
Purchaser                                     Shares            Purchase Price
-------------------------------------      -------------       -----------------

GE Capital Equity Investments, Inc.         1,385,042            $5,000,001.62
120 Long Ridge Road
Stamford, CT  06927
Fax:     (203) 357-6489
Attn:    Douglas H.L. Hsieh

National Broadcasting Company, Inc.           831,025            $3,000,000.25
30 Rockefeller Plaza
New York, NY  10112
Fax:     (212) 977-7165
Attn:    Vice     President,  Law;
Corporate and Transaction Group

Comcast Interactive Investments, Inc.         692,521            $2,500,000.81
1201 Market Street, Suite 2201
Wilmington, DE  19801
Fax:     (302) 658-1600
Attn:    Rosemarie Teta

Essex Private Placement Fund                  277,008              $999,998.88
Limited Partnership
125 High Street, Floor 29
Boston, MA  02110
Fax:     (617) 342-3376
Attn:    Susan Stickells

Ziff-Davis Inc.                               386,939             1,396,849.79
28 East 28th Street
New York, New York 10016
Fax:     (212) 503-3858
Attn:    Daryl Otte
         Senior Vice President

Internet Capital Group, LLC                 1,679,240             6,062,056.40
44 Montgomery Street, Suite 3705
San Francisco, CA 94104
Fax:     (415) 398-9998
Attn:    Kenneth A. Fox
         Managing Director

Austin Ventures VI, L.P.                    1,044,655             3,771,204.55
1300 Norwood Tower
114 W. Seventh Street
Austin, Texas 78701

Fax:     (512) 476-3952
Attn:    Joseph C. Aragona
         General Partner

Prime VIII, L.P.                              386,941             1,396,857.01
1700 One American Center
600 Congress Avenue
Austin, Texas 78701
Fax:     (512) 505-4110
Attn:    Gregory S. Marchbanks

Hambrecht & Quist California                  241,837               873,031.57
Hambrecht   &  Quist   Employee
   Venture Fund, L.P. II
Access Technology Partners, L.P.
Access Technology Partners Brokers
   Fund, L.P.

         TOTAL                              6,925,208           $25,000,000.88
                                            =========           ==============

 Riders to Promissory Note dated May 14, 1998, by Deja News, Inc., in favor of
 -----------------------------------------------------------------------------
                                 Imperial Bank
                                 -------------

Rider 1a
--------

initiates enforcement proceedings in respect of

Rider 1b
--------

reasonably

Rider 1c
--------

materially

Rider 1d
--------

reasonable

Rider 1e
--------

reasonable

Rider 1f
--------

reasonable

Rider 1g
--------

non-exclusive

Rider 1h
--------
due

Rider 2a
--------

Subject to the second paragraph of the above Section hereof under the heading "Default," a



Accepted and agreed to:

DEJA NEWS, INC.

By:
    -----------------------------
      Name:
      Title:


IMPERIAL BANK

By:
    -----------------------------
      Name:
      Title:



                                       2